UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007

LANGUAGE LINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118754	20-0997806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lower Ragsdale Drive

Monterey, CA 93940

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (877) 886-3885

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Company issued a repurchase notice on June 15, 2007 (the “Notice”) to Mr. Jeffrey Grace in connection with his resignation, which is described in Item 5.02(b) - Departure of Directors or Principal Officers. A brief description of the material terms of the Notice is contained in Item 5.02(b) - Departure of Directors or Principal Officers.

On June 5, 2007, the Company issued an offer letter (the “Offer Letter”) to Mr. Michael Schmidt in connection with his expected appointment to the position of Chief Financial Officer and Director. A brief description of the material terms of the Offer Letter is contained in Item 5.02(c) - Appointment of Principal Officers.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Principal Officers.

On June 13, 2007, the Board of Directors accepted the resignation of Jeffrey Grace as the Company’s Chief Financial Officer and Director, effective June 15, 2007.

The Notice states that Mr. Graces’ resignation constitutes a Termination Event as defined under the Incentive Unit Agreement between Mr. Grace and Language Line Holdings, LLC, the Company’s parent company (“Holdings”). Pursuant to the Notice, Holdings exercised its right to repurchase an aggregate 35,000 of Mr. Graces’ vested Class C Common Units at Fair Market Value (the “Vested Units”) and 615,000 of Mr. Grace’ unvested Class C Common Units for a $1.00 aggregate purchase price. Schedule A attached to the Notice confirms the calculation of the share repurchase value of the Vested Units as $4,900.

(c) Appointment of Principal Officers and Election of Directors.

In connection with Mr. Graces’ resignation, the Board of Directors has approved the appointment of Mr. Michael Schmidt, age 44, to the position of Senior Vice President Finance effective July 23, 2007 and Chief Financial Officer and Director, effective August 15, 2007, pursuant to the Offer Letter. Prior to joining Language Line and since 2004, Mr. Schmidt was Senior Vice President of Finance, and was promoted to Chief Financial Officer and Executive Vice President of Autobytel (NASDAQ:ABTL); an automotive marketing and media services company. Prior to that and since 2002, Mr. Schmidt was Chief Financial Officer and Executive Vice President of Telephia, a market research company focused on the wireless communications industry.

The Offer Letter provides for an annual salary of $250,000, a guaranteed minimum bonus equivalent to 50% of Mr. Schmidt’s 2007 paid wages, eligibility for an annual bonus to be approved by the Company’s Board of Directors and notes that the Board of Directors may decide to grant Mr. Schmidt management incentive shares. The Offer Letter specifies that Mr. Schmidt will be an at-will employee and contains customary confidentiality and non-competition provisions.

On June 13, 2007, the Board of Directors approved the appointment of Solange Jerolimov as interim Chief Financial Officer effective June 15, 2007 until August 15, 2007. Ms. Jerolimov has worked for Language Line since 2006 and is currently Controller of the Company. Prior that, Ms Jerolimov worked as a Management Consultant for Airborne, Inc (an over-the-counter cold remedy company) from 2004 to 2005. Prior to that, Ms. Jerolimov worked for Reuters as a Revenue Controller from 1997 to 2002.

The descriptions of the provisions of the Notice and Offer Letter set forth above are qualified in their entirety by reference to the full and complete terms set forth in the Notice and Offer Letter, copies of which are filed as exhibits to this Current Report on Form 8-K.

A copy of the press release attached as Exhibit 99.1 hereto announcing the foregoing changes shall be deemed “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.27	Repurchase Notice by Language Line Holdings, LLC to Jeffrey Grace dated June 15, 2007.

10.28	Offer Letter to Michael Schmidt dated June 5, 2007.

99.1	June 15, 2007 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LANGUAGE LINE HOLDINGS, INC.

Dated: June 15, 2007

	By:	/s/ Dennis G. Dracup
Dennis G. Dracup
Chief Executive Officer and Director

EXHIBIT INDEX

10.27	Repurchase Notice by Language Line Holdings, LLC to Jeffrey Grace dated June 15, 2007.

10.28	Offer Letter to Michael Schmidt dated June 5, 2007.

99.1	June 15, 2007 Press Release.